SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-12

PRINTWARE, INC.
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(Name of Registrant as Specified In Its Charter)
N/A
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

[ ]No fee required

[X]Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)Title of each class of securities to which transaction applies: common stock, par value $0.01 per share

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2)Aggregate number of securities to which transaction applies: approximately 3,302,206 shares

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3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): Pursuant to Exchange Act Rule 0-11(c)(2)(i), the filing fee has been calculated based upon the average of the high and low prices reported on the Nasdaq National Market on February 15, 2002.

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4)Proposed maximum aggregate value of transaction: $9,378,265

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5)Total fee paid: $1,876

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[ ] Fee paid previously with preliminary materials.

[ ]Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)Amount Previously Paid:

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2)Form, Schedule or Registration Statement No.:

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3)Filing Party:

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4) Date Filed:

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PRINTWARE, INC.
1270 Eagan Industrial Road
St. Paul, MN 55121

March 9, 2002

Dear Shareholder:

I am pleased to invite you to attend the Annual Meeting of Shareholders (the "Annual Meeting") of Printware, Inc. ("Printware" or the "Company") to be held in the offices of Robins, Kaplan, Miller & Ciresi L.L.P., 800 LaSalle Avenue, Suite 2800, Minneapolis, MN 55402 on Tuesday, April 16, 2002 at 9:30 a.m., local time.

At the Annual Meeting, shareholders will be asked to consider and vote upon a proposal (the "Liquidation Proposal") to approve and adopt the Plan of Complete and Voluntary Liquidation and Dissolution of Printware, Inc. (the "Liquidation Plan" or the "Plan"), pursuant to which the Company will (i) cease to carry on its business, (ii) sell or otherwise liquidate its noncash assets, and (iii) after paying debts and establishing certain reserves, distribute its assets to shareholders or to a liquidating trust for the benefit of the shareholders. A copy of the Liquidation Plan is set forth in Appendix A to the Proxy Statement.

THE BOARD OF DIRECTORS HAS DETERMINED THAT THE LIQUIDATION PLAN IS IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND HAS UNANIMOUSLY APPROVED THE LIQUIDATION PLAN AND, ACCORDINGLY, RECOMMENDS A VOTE IN FAVOR OF THE LIQUIDATION PROPOSAL AS DESCRIBED FURTHER IN THE PROXY STATEMENT.

In addition, you will be asked to (i) elect six directors to serve until the earlier of the dissolution of Printware, the next Annual Meeting or the appointment of their successors, and (ii) ratify the appointment of our independent auditors for the year ended December 31, 2002.

We urge you to read the entire Proxy Statement and Liquidation Plan carefully. We have also enclosed the Notice of Annual Meeting of Shareholders, the Summary Term Sheet and our Annual Report on Form 10-K for the year ended December 31, 2001.

Your vote is important, regardless of the number of shares you own. Whether or not you are able to attend the Annual Meeting in person, I urge you to sign and date the enclosed proxy and return it promptly in the enclosed envelope. If you do attend the Annual Meeting in person, you may withdraw your proxy and vote personally on any matters brought properly before the Annual Meeting.

Very truly yours,

Gary S. Kohler
Chairman of the Board

PRINTWARE, INC.
1270 Eagan Industrial Road
St. Paul, MN 55121
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS To be held on April 16, 2002

To the Shareholders of Printware, Inc.:

The Annual Meeting of Shareholders (the "Annual Meeting") of Printware, Inc., a Minnesota corporation ("Printware" or the "Company"), will be held on Tuesday, April 16, 2002 at 9:30 a.m., local time, at the offices of Robins, Kaplan, Miller & Ciresi L.L.P., 800 LaSalle Avenue, Suite 2800, Minneapolis, Minnesota 55402, for the following purposes:

To consider and vote upon a proposal (the "Liquidation Proposal") to approve and adopt a plan of voluntary liquidation and dissolution of Printware, on the terms and conditions set forth in the Plan of Complete and Voluntary Liquidation and Dissolution of Printware, Inc. attached as Appendix A (the "Liquidation Plan" or the "Plan").

To elect six directors to serve until the earlier of the dissolution of Printware, the next Annual Meeting or the appointment of their successors.

To ratify the selection of Deloitte & Touche, LLP as the Company's auditors for the year ended December 31, 2002.

To transact such other business as may properly come before the meeting or any adjournment thereof.

Holders of record of the Company's Common Stock at the close of business on March 4, 2002 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. Each of you is invited to attend the Annual Meeting in person if possible. Whether or not you plan to attend in person, please mark, date and sign the enclosed proxy, and mail it promptly. A return envelope is enclosed for your convenience.

By Order of the Board of Directors,

Mark G. Eisenschenk

Secretary

Dated: March 9, 2002

TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY DESIRE.

SUMMARY TERM SHEET

This summary highlights selected information from this Proxy Statement and may not contain all of the information that is important to you. To better understand the Liquidation Proposal, you should carefully read this entire Proxy Statement, including the appendix which includes the Liquidation Plan.

When and Where is the Annual Meeting?

The Annual Meeting will be held on Tuesday, April 16, 2002 at the offices of Robins, Kaplan, Miller & Ciresi L.L.P., 800 LaSalle Avenue, Suite 2800, Minneapolis, Minnesota, commencing at 9:30 a.m., local time.

What Matters Will Be Voted Upon at the Annual Meeting?

At the Annual Meeting, you will be asked to consider and vote upon (i) a proposal to approve and adopt a plan of complete and voluntary liquidation and dissolution on the terms and conditions set forth in the Liquidation Plan attached as Appendix A; (ii) the election six directors to serve until the earlier of the dissolution of Printware, the next Annual Meeting or the appointment of their successors; and (iii) the ratification of the selection of Deloitte & Touche, LLP as the Company's auditors for the year ended December 31, 2002.

What Does the Liquidation Plan Entail?

The Liquidation Plan provides for the voluntary liquidation, winding up and dissolution of Printware. If the Liquidation Plan is approved, we will liquidate our remaining assets, satisfy or make reasonable provisions for our remaining obligations (including the redemption of certain rights to purchase our Common Stock), deregister the Company, and make distributions of available liquidation proceeds (whether cash or otherwise) to our shareholders or to a liquidating trust for the benefit of our shareholders. By the terms of the Liquidation Plan, shareholder approval of the Plan will also constitute shareholder approval to establish a liquidating trust and appoint one or more trustees. See "Proposal Number One: Approval and Adoption of the Plan of Complete and Voluntary Liquidation and Dissolution of Printware, Inc. - Summary of Liquidation Plan; Process for Liquidation and Dissolution."

Why Did We Decide Liquidate and Dissolve Printware?

Since the time we decided to sell the Company's computer-to-plate operating business last year, our Board of Directors considered various alternative courses of action relative to the Company and its capital. After taking into account the risks and rewards of the alternatives, and after considering that Printware's common stock was trading at levels below its net asset value, the Board believes the best action is to proceed toward liquidating the net assets of the Company. This will allow shareholders to decide for themselves how to reinvest their respective portion of Printware's capital. See "Proposal Number One: Approval and Adoption of the Plan of Complete and Voluntary Liquidation and Dissolution of Printware, Inc. - Background and Reasons for the Liquidation Proposal."

What Alternatives To Liquidation Did Printware Consider?

Our Board considered various other courses of action relative to the Company and its capital, including, among other things, possibly acquiring or investing in other businesses. See "Proposal Number One: Approval and Adoption of the Plan of Complete and Voluntary Liquidation and Dissolution of Printware, Inc. - Background and Reasons for the Liquidation Proposal."

What Will Happen If The Liquidation Plan Is Not Approved?

If the Liquidation Plan is not approved, we will continue operating Printware as an ongoing concern and there will be no distribution of cash or other property to shareholders arising from the liquidation of our assets.

When Do You Expect The Liquidation To Be Completed?

The liquidation of the Company in accordance with the Liquidation Plan will be completed as soon as practicable. The exact period required for liquidation will depend on Printware's ability to sell its remaining noncash assets and on market conditions generally. See "Proposal Number One: Approval and Adoption of the Plan of Complete and Voluntary Liquidation and Dissolution of Printware, Inc. - Summary of Liquidation Plan; Process for Liquidation and Dissolution."

What Will Shareholders Receive Pursuant to the Plan?

The Company expects to make one or more liquidating distributions of cash or other assets to the shareholders representing the net proceeds of the liquidation. The amount and type of the liquidating distributions will depend on the Company's ability to convert its noncash assets into cash, the amount received upon the sale of the Company's noncash assets, the amount of the Company's liabilities, the amount of income taxes Printware will incur and the amount of the liquidation expenses. At this time, it is not possible to determine exactly what amount will be available for distribution to the shareholders or when distributions will be made. See "Proposal Number One: Approval and Adoption of the Plan of Complete and Voluntary Liquidation and Dissolution of Printware, Inc. - Summary of Liquidation Plan; Process for Liquidation and Dissolution" and "Description of Liquidation Plan - Distribution Amounts."

What Are the Federal Income Tax Consequences Of The Liquidation and Dissolution to Me?

The Company may be subject to income taxes on the sale of its assets. Any taxable gain from the liquidation of the Company's assets will reduce the amount available for distribution to shareholders.

If the Liquidation Proposal is approved, generally our shareholders will realize, for federal income tax purposes, gain or loss equal to the difference between (i) the sum of the cash plus the value of any property distributed to our shareholders from the liquidating distributions; and (ii) their adjusted tax basis in their shares of Printware common stock. The tax consequences may differ for each shareholder, depending on his or her circumstances. We urge each shareholder to consult with his or her own tax advisors. See "Description of Liquidation Plan - Federal Income Tax Consequences."

Do I Have Appraisal Rights?

No. Under Minnesota law, appraisal rights are not available in connection with the liquidation and dissolution of the Company. "Description of Liquidation Plan - Absence of Dissenters' Rights."

Should I Still Vote To Elect Our Board of Directors and Ratify the Selection of Accountants If I Approve The Liquidation Plan and the Appointment of the Trustees?

Yes. Even if a shareholder votes to approve the Liquidation Proposal, each shareholder should vote on the proposal to elect our Board of Directors and the proposal to ratify the appointment of Deloitte & Touche, LLP as Printware's independent accountants for the year ending December 31, 2002. If the Liquidation Plan is adopted, our Board of Directors will oversee the orderly liquidation and dissolution of Printware. In addition, if our shareholders do not approve the Liquidation Plan, we will continue to operate as an ongoing concern and the Board members elected at this Annual Meeting will direct Printware's continuing operations until the Company is dissolved or until their successors are elected or appointed, whichever is sooner. With respect to the proposal appointing Deloitte & Touche, LLP as our independent auditors, the Company will still require the services of independent accountants to conduct quarterly reviews and yearly audits and other such matters for so long as Printware is obligated to comply with the applicable reporting requirements of the Securities Exchange Act of 1934, as amended.

What Do Printware Shareholders Need To Do Now?

After carefully reading and considering the information contained in this Proxy Statement, including the Liquidation Plan attached as Appendix A, each Printware shareholder should complete and sign his or her proxy and return it in the enclosed return envelope as soon as possible so that his or her shares may be represented at the meeting. A majority of shares entitled to vote must be represented at the meeting to enable Printware to conduct business at the meeting. See "Proxy Statement - Quorum; Abstentions; Broker Non-Votes."

Can Printware Shareholders Change Their Vote After They Have Mailed Their Signed Proxies?

Any proxy given for the Annual Meeting may be revoked by the shareholder giving it at any time before the Annual Meeting by delivering to our corporate Secretary, Mark Eisenschenk, at our principal executive offices, 1270 Eagan Industrial Road, St. Paul, Minnesota 55121, a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Attending the Annual Meeting in and of itself will not constitute a revocation of a proxy. See "Proxy Statement - Voting and Revocation of Proxy."

If Printware Shares Are Held In Street Name By A Shareholder's Broker, Will the Broker Vote

These Shares On Behalf of the Shareholder with Respect To the Approval of the Liquidation Plan?

A broker will vote Printware shares with respect to the approval of the Liquidation Proposal only if the holder of these shares provides the broker with instructions on how to vote. Shareholders should follow the directions provided by their brokers regarding how to instruct brokers to vote the shares. See "Proxy Statement - Quorum; Abstentions; Broker Non-Votes."

Can I Sell My Shares Of Printware Common Stock Once the Liquidation Plan is Approved?

If the Liquidation Proposal is approved, the Company will immediately close its stock transfer books and no further transfers of Printware's Common Stock will be permitted. A shareholder's interest in the Company will be converted into the right to receive a pro rata share of the Company's distributable assets. These rights will not be transferable other than by will, intestate succession or operation of law. See "Description of Liquidation Plan - Restrictions on Transfer."

Whom Should I Call if I Have Questions?

If you have questions about the Liquidation Plan, you may call Mark G. Eisenschenk, Secretary, at 651-456-1403.
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YOU SHOULD CAREFULLY READ THIS PROXY STATEMENT
(INCLUDING THE APPENDIX A) IN ITS ENTIRETY.

PRINTWARE, INC.
1270 Eagan Industrial Road
St. Paul, MN 55121

PROXY STATEMENT

Solicitation of Proxies

The enclosed proxy is solicited by and on behalf of the Board of Directors of Printware, Inc., a Minnesota corporation ("Printware" or the "Company"), for use at the Annual Meeting of Shareholders ("Annual Meeting") to be held at 9:30 a.m. local time, on Tuesday, April 16, 2002, and any adjournment thereof. This Proxy Statement and the accompanying form of proxy are being mailed to shareholders on or about March 9, 2002.

The Company will bear the expense of the solicitation of proxies for the Annual Meeting, including the cost of mailing. Arrangements will be made with brokerage houses and other custodian nominees and fiduciaries to send proxies and proxy materials to their principals, and the Company will reimburse them for their expense in so doing. In addition to solicitation by mail, proxies may be solicited by telephone, telegraph or personally. The Company may also engage a proxy solicitor, in which event the Company will bear all fees and expenses associated with such engagement.

Record Date and Outstanding Common Stock

Only shareholders of record at the close of business on March 4, 2002 (the "Record Date") will be entitled to vote at the Annual Meeting. On the Record Date, there were 3,302,206 shares of Common Stock outstanding.

Voting and Revocation of Proxy

Holders of record of the Company's Common Stock on the Record Date are entitled to notice of, and to vote at, the Annual Meeting. Each share of Common Stock entitles the holder thereof to one vote upon each matter to be presented at the Annual Meeting.

Each proxy returned to the Company will be voted in accordance with the instructions indicated thereon. If no instructions are indicated, the shares will be voted FOR Proposals 1, 2 and 3 and at the discretion of the proxy holder as to any other matters that may properly come before the Annual Meeting. While the Board of Directors knows of no other matters to be presented at the Annual Meeting or any adjournment thereof, all proxies returned to the Company will be voted on any such matter in accordance with the judgment of the proxy holders.

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (a) giving written notice of such revocation to the Secretary of the Company, (b) giving another written proxy bearing a later date, or (c) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy).

Quorum; Abstentions; Broker Non-Votes

A quorum, consisting of a majority of the shares of Common Stock entitled to vote at the Annual Meeting, must be present in person or by proxy before action may be taken at the Annual Meeting. If an executed proxy is returned and the shareholder has abstained from voting on any matter, the shares represented by such proxy will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter. If an executed proxy is returned by a broker holding shares in "street name" which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered present at the meeting for purposes of determining a quorum, but will not be considered to be represented at the meeting for purposes of calculating the vote with respect to such matter.

To be passed, the Liquidation Proposal must receive the affirmative vote of a majority of the outstanding shares of the Company. Accordingly, abstentions, broker non-votes and shares that are not represented by proxy or voted in person at the Annual Meeting will have the same effect as a vote AGAINST the approval of the Liquidation Proposal.

SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS

The following table sets forth certain information as of December 31, 2001, with respect to the beneficial ownership of the Company's Common Stock by (i) all persons known by the Company to be the beneficial owners of more than 5% of its outstanding shares, (ii) the directors, (iii) the executive officers, and (iv) all officers and directors as a group. Unless noted below, the address of each of the following shareholders is the same as the Company. Such information is based upon information furnished by each owner, including, where applicable, information furnished in a Schedule 13G or 13F filed by such owner with the Securities and Exchange Commission. Percentages are based upon the number of shares of Printware, Inc. Common Stock outstanding as of December 31, 2001, plus, where applicable, the number of shares that the indicated person and group had a right to acquire within 60 days of such date.
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (including shares underlying the options described in next column)	Shares Issuable Upon Exercise of Options Exercisable in 60 Days	Percentage of Outstanding Shares

Pyramid Trading Ltd. Partnership 440 South LaSalle Street Chicago, IL, 60605	456,800 (1)	0	13.8%

Allen L. Taylor 212 Ilwaco Road River Falls, WI, 54022	333,374	11,000	10.1%

Donald Hall and Dennis Hanish c/o Miller, Johnson Steichen & Kinnard 7900 Xerxes Ave. S. Bloomington, MN, 55435	251,500	0	7.6%

Daniel A. Baker	23,840	0	*
Charles Bolger	10,000	10,000	*
Mark G. Eisenschenk	95,000 (2)	95,000	2.9%
Stanley Goldberg	100,000 (2)	95,000	3.0%
Gary S. Kohler	17,500	10,000	*
Roger C. Lucas	10,000	10,000	*
Timothy S. Murphy	66,817	59,582	2.0%
Douglas M. Pihl	10,000	10,000	*
Andrew J. Redleaf	118,300	10,000	3.6%
All Directors and Named Executives as a group (9 persons)	859,417 (2)	274,582	26.0%

*Less than one percent

(1)Messrs. Kohler and Redleaf are also limited partners of Pyramid Trading Ltd. Partnership.

(2)Includes a warrant to purchase 25,000 shares held by Goldmark Advisors, LLC, a firm in which Messrs. Goldberg and Eisenschenk have investment and voting power.

PROPOSAL NUMBER ONE:

APPROVAL AND ADOPTION OF THE

PLAN OF COMPLETE AND VOLUNTARY

LIQUIDATION AND DISSOLUTION OF PRINTWARE, INC.

(the "Liquidation Proposal")

General

The Company's Board of Directors is proposing that the Liquidation Plan be approved and adopted by the shareholders at the Annual Meeting. The Plan was authorized by the Board of Directors (the "Board"), subject to shareholder approval, on February 13, 2002. A copy of the Liquidation Plan is attached as Appendix A to this Proxy Statement. Certain material features of the Liquidation Plan are summarized below. Shareholders should read the Plan in its entirety.

The Board has authorized, subject to shareholder approval, the orderly liquidation of Printware's net assets and the dissolution of the Company pursuant to the Liquidation Plan. The Plan provides that, if the requisite shareholder approval is received (such time of approval is the "Adoption Date"), the Company's officers and directors will initiate the complete liquidation and subsequent dissolution of Printware and will file a Notice of Intent to Dissolve ("Notice of Intent") with the Office of the Secretary of State of the State of Minnesota (the "Minnesota Secretary of State"). After the Adoption Date, Printware will not engage in any business activities except for the purpose of preserving the value of its assets, adjusting and winding up its business affairs, selling and liquidating all of its noncash assets, paying its creditors or making reasonable provisions for its remaining obligations and making distributions to the shareholders or to a liquidating trust for the benefit of the shareholders, all in accordance with the Liquidation Plan.

Background and Reasons for the Liquidation Proposal

Through December 6, 2001, Printware had been in the business of developing, manufacturing and marketing computer-to-plate systems which are used by the printing industry to create printing plates directly from computers or the Internet. The Company's annual revenues were approximately $5 to $6 million. The Board determined, however, that such revenues were below the level necessary for attracting investor and brokerage community enthusiasm, resulting in the market value of the Company's Common Stock to remain below the Company's combined cash and investments. After obtaining the consent of its shareholders, the Company sold substantially all operating assets associated with its computer-to-plate business to Printware, LLC (the "Asset Sale").

The assets currently held by the Company consist primarily of cash and marketable securities, unregistered securities of Select Comfort Corporation (the "Select Comfort Securities"), a 10% equity position in Printware, LLC (the "LLC Interest"), a $750,000 note receivable from Printware, LLC (the "Note") and lease receivables from former customers of the Company. The Company has considered various approaches to use these remaining assets to increase shareholder value, including acquiring or investing in other businesses. However, when compared to other alternatives and after taking into consideration the risks of those alternatives, the Board determined that the Company's shareholders should realize a higher return on their investment with less investment risk if the Company distributed all of its net assets, either in-cash or in-kind, to its shareholders and dissolved the Company.

Summary of Liquidation Plan; Process for Liquidation and Dissolution

The proposed Liquidation Plan will authorize (a) the sale of all of the remaining noncash assets of the Company and the distribution to shareholders, or to a liquidation trust for the benefit of shareholders, of assets remaining after payment (or reasonable provision for the payment) of the Company's debts and obligations, (b) the deregistration of the Company under the Securities Exchange Act of 1934 and (c) the dissolution of the Company pursuant to the Minnesota Business Corporation Act ("MBCA"). If the Liquidation Proposal is approved by the shareholders:

The Company will file a Notice of Intent with the Minnesota Secretary of State evidencing its intent to dissolve after the liquidation is complete.

The Company will attempt to liquidate its property and assets in an orderly manner and, after paying or making provision for payment of the debts, obligations and liabilities of the Company, will distribute the net proceeds from such assets to the Company's shareholders, or to a liquidating trust for the benefit of the shareholders.

The Company may establish a Contingency Reserve for future or contingent liabilities.

All expenses of the liquidation and dissolution will be paid by the Company. During the liquidation, we may pay to our officers, directors, employees, and agents, or any of them, compensation for services rendered in connection with the implementation of the Liquidation Plan and/or retention and severance benefits. Your approval and adoption of the Liquidation Plan will constitute your approval of the payment of any such compensation.

The Company will close its stock transfer books as of the date the Liquidation Plan is approved, and no further transfers of the Common Stock will be permitted. Each shareholder of the Company will receive a proportionate beneficial interest in each distribution of Company property. This beneficial interest may not be transferred except by will, intestate succession or operation of law.

The Company will make one or more liquidating distributions, in cash and/or in kind, to the shareholders, representing the net proceeds of the liquidation. The amount of the liquidating distributions will depend on the amount received upon the sale of the Company's noncash assets, the amount of the Company's liabilities (including income taxes resulting from the liquidation of its other assets), the amount of the Contingency Reserve and the amount of liquidation costs and expenses (including payments to redeem certain rights to purchase the Company's Common Stock as described below). The proceeds of such a liquidation will be paid first toward all known or reasonably ascertainable liabilities of the Company incurred or expected to be incurred prior to dissolution, then paid to the shareholders in proportion to their beneficial interests in the Company in one or more liquidating distributions. The Company currently intends to pay an initial cash distribution on or before July 31, 2002, provided the Board believes at that time that the Contingency Reserve is adequate to provide for the Company's obligations, liabilities (actual and contingent) and expenses.

In the event any of the Company's noncash assets remain unsold or proceeds undistributed by the first anniversary of the Adoption Date, such remaining assets and proceeds may be transferred to a liquidating trust and thereafter sold or otherwise disposed of on terms approved by the trustees. No further shareholder votes will be solicited with respect to approval of the specific terms of any future asset sales approved by the then Board of Directors or, if applicable, the then trustees of the liquidating trust.

The Company intends to redeem outstanding rights to purchase the Company's Common Stock that are vested as of the date the Company closes its stock transfer books (holders of such rights are referred to as "Rights Holders"). The redemption price per share shall be equal to (i) the per share amount of the liquidation distribution less (ii) the per share exercise price for the right. The redemption price shall be paid in the same form as the liquidation distributions paid to the Company's shareholders. To the extent the per share exercise price of a right is greater than the per share amount of the liquidation distributions, the redemption price shall be zero and the right shall be redeemed and cancelled. Rights to purchase the Company's Common Stock that have not become vested as of the date the Company closes its stock transfer books shall be cancelled.

At this time, it is not possible to determine exactly what amount will be available for distribution to shareholders or when distributions will be made.

There is no assurance that the Company's remaining noncash assets can be sold at the prices at which they are carried on the Company's balance sheet. In addition, the Company will incur transaction costs, administrative costs and income tax obligations in connection with the sale of its assets and the liquidation and dissolution of the Company.

The Company will seek to deregister as a 1934 Act reporting company. The Company will also seek to remove its common stock from trading on the Nasdaq National Market.

Once all of liabilities of the Company have been satisfied, and all of the remaining assets of the Company have been distributed to shareholders or to the liquidating trust, the Company will dissolve and will cease to legally exist.

Voting Information

Under Section 302A.721 of the MBCA, the voluntary dissolution of the Company by its shareholders pursuant to the Liquidation Proposal requires approval by the affirmative vote of the holders of a majority of the voting power of all outstanding shares of Company Common Stock as of March 4, 2002 (the "Record Date").

While there are no agreements which would compel them to do so, it is expected that all shares of the Company's Common Stock beneficially owned or controlled by the directors and officers of the Company will be voted in favor of each of the proposals presented at this Annual Meeting. In the aggregate, the executive officers, directors and nominees of the Company beneficially own or control 859,417 or 26.0% of the 3,302,206 shares of the Company's Common Stock outstanding as of the Record Date.

THE BOARD OF DIRECTORS RECOMMENDS THE SHAREHOLDERS VOTE

FOR THE APPROVAL OF THE LIQUIDATION PROPOSAL.

DESCRIPTION OF LIQUIDATION PLAN

The following summary does not purport to be a complete description of the Liquidation Plan, which is attached to this Proxy Statement as Appendix A. Shareholders are urged to read the Liquidation Plan in its entirety.

Effective Date of the Liquidation Plan

The Liquidation Plan will become effective only upon the approval of the Plan by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company (the date of such approval is referred to as the "Adoption Date").

Cessation of Business

After the Adoption Date, the Company will cease its business and will not engage in any business activities except for the purposes of collecting and distributing its assets, paying, satisfying, and discharging any existing debts and obligations, and doing all other acts required to liquidate and wind up its business and affairs. Our Board has determined that it is in the best interests of the Company and its shareholders to continue to have the assistance of Messrs. Goldberg and Eisenschenk in liquidating the Company's assets. Accordingly, it has entered into an agreement with Goldmark Advisors, LLC ("Goldmark") pursuant to which Messrs. Goldberg and Eisenschenk will continue to serve as non-employee officers of the Company through December 31, 2002. In exchange for these services, the Company will pay Goldmark a fee of $25,000 per month through May 31, 2002 and $5,000 per month thereafter. The Company and Goldmark each have the right to cancel the agreement after May 31, 2002 by providing the other party at least thirty days prior written notice. Following the approval of the Liquidation Proposal, we shall continue to indemnify our officers, directors, employees and agents in accordance with our Articles of Incorporation and our Bylaws. Such indemnification will include actions taken in connection with the Liquidation Plan and the winding up of the affairs of the Company.

Notice of Intent to Dissolve; Articles of Dissolution.

The Company will be dissolved in accordance with the MBCA and the Company's Articles of Incorporation. As soon as practicable after the Adoption Date of the Liquidation Plan, the Company will prepare and file a Notice of Intent with the Minnesota Secretary of State. Upon final distribution to the shareholders of the Company's assets, the Company will prepare and file Articles of Dissolution and upon such filing the legal existence of the Company will cease.

Liquidation of Printware's Net Assets

The Liquidation Plan gives our Board of Directors the authority to sell all of the noncash assets of Printware. Sales of Printware's remaining assets will be made on such terms as are approved by our Board of Directors, or an appointed committee thereof, and may be conducted by competitive bidding, public sales or privately negotiated sales. Any other types of sales will only be made after our Board of Directors has determined that any such sale is in the best interests of our shareholders. It is not anticipated that any further shareholder votes will be solicited with respect to the approval of the specific terms of any particular sales of assets approved by our Board of Directors. Printware does not anticipate amending or supplementing this Proxy Statement to reflect any such agreement or sale, unless required by applicable law. The prices at which we will be able to sell our remaining assets will depend largely on factors beyond Printware's control, including, without limitation, the condition of financial markets, the availability of financing to prospective purchasers of the assets, United States and foreign regulatory approvals, public market perceptions and limitations on transferability of certain assets.

As of December 31, 2001, the Company's balance sheet reflected total assets of approximately $12,739,000 and total liabilities of approximately $620,000. At that time, Printware's total assets were approximately as follows:

Cash and cash equivalents of $5,132,000;
Select Comfort Securities valued at $4,150,000;
An investment in the Statistical Arbitrage Fund of $2,154,000;
Common stock of Quipp, Inc., a publicly-traded company, valued at $231,000;
Lease receivables from former customers of the Company in the amount of $179,000;
Interest receivable of $68,000;
The LLC Interest valued at $55,000;
Prepaid expenses of $20,000; and
A receivable of $750,000 (representing the Note).

As of December 31, 2001, the Company's balance sheet reflected liabilities consisting of a $29,000 payable to Printware, LLC, a $25,000 payable to Goldmark and accrued expenses of $565,000. The accrued expenses included an estimated liability relating to the Company's facility lease of $492,000; accrued professional service fees of $67,000 and accrued state taxes of $6,000.

The Company has started taking actions to convert its noncash assets into cash. In January 2002, the Company converted its investment in the Statistical Arbitrage Fund to $2,154,000 in cash. The Company has also started to liquidate the Quipp, Inc. common stock and anticipates that it will be able to convert all of its Quipp, Inc. common stock it holds into cash at a discount of approximately $50,000 over the next four months, assuming favorable market conditions.

The Select Comfort Securities consist of a convertible note and a warrant for common stock. The Select Comfort Securities have not been registered in accordance with the relevant federal and state securities laws. Accordingly, until such registration occurs, the resale or other distribution of the Select Comfort Securities is restricted. The Company has entered into an agreement that provides for the possible registration of the Select Comfort Securities under certain circumstances after June 5, 2002. The Company believes that the financial performance of Select Comfort Corporation has been improving which has been reflected in the per share market price of the publicly traded common stock of Select Comfort Corporation. The Company has had preliminary discussions with third parties relating to the possible sale of the Select Comfort Securities in accordance with an available exemption from registration, and in order to maximize the proceeds from a sale of the Select Comfort Securities, the Company may engage the services of an investment banking firm. Printware may need to sell such securities at a discount from their December 31, 2001 recorded values. If the Company is unable to lawfully sell the Select Comfort Securities at a price it deems reasonable, it may hold them until such time as the Company is able to distribute them freely on a pro rata basis to the Company's shareholders (and possibly to Rights Holders as payment of the redemption price) following the possible registration of the Select Comfort Securities or pursuant to an exemption from registration in accordance with the securities laws.

The Company also holds lease receivables from four of its former customers, which are secured by equipment and have scheduled payments due to Printware over the next 3-1/2 years. The Company is searching for purchasers of the leases. In order to consummate a sale, however, management expects the Company will need to provide a discount on the lease portfolio of $50,000 to $100,000. The Company further expects to convert the interest receivable of $68,000 into cash in June 2002. The Company is attempting to sell the LLC Interest for an amount equal to at least its $55,000 face amount. The Company expects the prepaid expenses of $20,000 to be utilized as time passes and, therefore, will not have any cash value. The Company believes that it may be able to convert the $750,000 Note to cash, although it may have to negotiate a discount to prospective buyers.

With respect to the Company's liabilities, the largest identifiable liability relates to Printware's lease on its Eagan, Minnesota office and manufacturing facility. The Company has recorded a $492,000 liability relating to the lease, which assumes (i) the landlord will not agree to a less expensive early buyout of the lease, (ii) no additional subletting of the space will occur and (iii) no third party would be willing to assume the current lease agreement without first receiving consideration from Printware of an amount equal to the then outstanding liability to Printware's landlord minus the amounts receivable from the sublet income Printware is currently receiving.

Payment of Debts

As soon as practicable after the Adoption Date of the Liquidation Plan, the Company will determine and will pay, or set aside in cash or cash equivalents, the amount of all known or reasonably ascertainable liabilities of the Company incurred or expected to be incurred prior to the date of the final liquidating distribution.

Restrictions on Transfer

The proportionate interests of shareholders in the assets of the Company will be fixed on the basis of their respective shareholdings at the close of business on the Adoption Date. On the Adoption Date, the stock transfer books of the Company will be closed, and no further transfers of the Common Stock will be permitted. Thereafter, unless the stock transfer books of the Company are reopened because the Liquidation Plan cannot be carried into effect under the MBCA or otherwise, the shareholders' respective interests in the Company's liquidating distributions will not be transferable except by will, intestate succession or operation of law.

Shareholders; Beneficial Interests

The Company will close its stock transfer books, and each shareholder of the Company as of the Adoption Date will have a proportionate Beneficial Interest in each distribution of Company property. The term "Beneficial Interest" will mean, for each shareholder, the percentage determined by dividing the number of shares of Common Stock held by the shareholder on the Adoption Date by the total number of shares of Common Stock of the Company outstanding on such date. Each distribution of Company assets to the shareholders will be made to the shareholders, or their authorized legal representatives or successors in interest, pro rata, according to their relative Beneficial Interests. These Beneficial Interests cannot be sold or otherwise transferred except by will, intestate succession or operation of law.

Outstanding Rights to Purchase the Company's Stock

The Liquidation Plan provides that the Company redeem all rights to purchase the Company's Common Stock that are vested as of the date the Company closes its stock transfer books (holders of such rights are referred to as "Rights Holders"). The redemption price for such rights shall be equal to (i) the per share amount of the liquidation distributions less (ii) the per share exercise price of each right. To the extent the per share exercise price of a right is greater than the per share amount of the liquidation distributions, the redemption price shall be zero and the right shall be redeemed and cancelled. In the event the liquidation distributions consist of noncash assets, the redemption price will be paid by distributing the pro rata share of such noncash assets to the Rights Holders. Rights to purchase the Company's Common Stock that have not become vested as of the date the Company closes its stock transfer books shall be cancelled.

Liquidating Distributions

In accordance with Section 331 of the Internal Revenue Code of 1986, as amended (the "Code"), the Company's assets are expected to be distributed in one or more payments of cash or assets over the next twelve months in complete cancellation of all the outstanding shares of Common Stock of the Company. The Company will from time to time as the Company deems appropriate pay over to the shareholders any cash which is received as the result of any disposition of the Company's property; provided, however, that no distribution will be made to shareholders without first satisfying or adequately providing for (x) all known or contingent claims of creditors of the Company, (y) reasonable expenses incurred or to be incurred by the Company (including the payment of the redemption price to Rights Holders), and (z) amounts required to be distributed to unlocated shareholders. The final distribution of assets to the shareholders will be made as soon as practicable after all of the Company's property has been sold or otherwise disposed of. Each shareholder will be required to return their stock certificate(s) to the Company as a condition to receiving such liquidating distributions. Shareholders who are unable to locate their stock certificates will be entitled to receive liquidating distributions by following the lost certificate procedures provided by the Company. The Company will provide instructions regarding the surrender of stock certificates after the Liquidation Proposal is approved.

Expenses of the Liquidation and Dissolution

The Company will bear all of the expenses incurred by it in carrying out the Plan, including, but not limited to, legal, accounting and administrative expenses, transaction costs and its tax obligations.

Contingent Liabilities; Contingency Reserve

Following approval of the Liquidation Proposal, Printware may set aside cash and other assets which it believes to be adequate for payment of our liabilities and obligations as a Contingency Reserve. Based upon the amount of our known and contingent liabilities pending completion of the dissolution, and an allowance for potential future claims by creditors, Printware currently estimates the amount of the Contingency Reserve which may be set aside at approximately $1,000,000. Such amount will be deducted before the determination of amounts available for distribution to shareholders.

The actual amount of the Contingency Reserve will be based upon estimates and opinions of management and our Board of Directors and derived from consultations with outside experts and review of Printware's estimated operating expenses and future estimated liabilities, including, without limitation, anticipated compensation payments, estimated legal, accounting trustee and brokerage fees, operating lease expenses, payroll and other taxes payable, miscellaneous office expenses, and expenses accrued in Printware's financial statements. There can be no assurance that the Contingency Reserve will be sufficient. Subsequent to the establishment of the Contingency Reserve, we will distribute to our shareholders any portions of the Contingency Reserve which we deem no longer to be required. After the liabilities, expenses and obligations for which the Contingency Reserve was established have been satisfied in full, we will distribute to our shareholders any remaining portion of the Contingency Reserve.

Distribution Amounts

The Company is in discussions regarding the sale of all of its noncash assets. See "Liquidation of Printware's Net Assets" for a complete description of all assets held and liabilities recorded as of December 31, 2001. The value of the liquidation distributions will be reduced by income taxes payable by the Company as well as any remaining expenses incurred by the Company, including expenses of the Company in connection with the liquidation and transaction costs. Additionally, the amounts to be distributed to shareholders would be reduced if any claims or liabilities that are not known to the Company subsequently arise. As described above, the Company may set aside approximately $1,000,000 Contingency Reserve for Printware's liabilities and obligations and for claims by creditors. At this time, the Company does not know if and how much income taxes will be incurred relating to the sale of its noncash assets. However, the Company does estimate that its non-tax expenses associated with the liquidation will be approximately $250,000. If the Company were able to liquidate its assets at the values discussed above under "Liquidation of Printware's Net Assets", assuming the Select Comfort Securities are liquidated at a discount of $50,000 to $500,000 from the amount reflected on the Company's December 31, 2001 balance sheet, and assuming no income taxes will be owed as a result of the sale of the noncash assets, after deducting liquidation expenses of approximately $250,000 and redeeming Rights Holders, shareholders of the Company may receive approximately $3.26 to $3.41 per share of the Company's Common Stock. Such estimate does not take into account the amount the Company may set aside as a Contingency Reserve.

The distribution amounts set forth in the preceding paragraph are provided only as an illustration. There can be no assurance that shareholders will receive liquidation distributions in an amount equal to or greater than the illustration set forth above, and the Liquidation Plan does not provide for a minimum distribution. The net asset value of the Company's assets may decline. The Company may incur or discover presently unknown claims, liabilities or expenses in addition to the liabilities and expenses set forth in the preceding paragraph. Additionally, the actual liquidation costs may vary from the estimates provided above. Any diminution of the net asset value of the Company's assets or any increase in liabilities or liquidation costs will reduce the amount of cash available for distribution to shareholders.

Liquidation Trust

If all of the Company's assets are not sold or distributed prior to the first anniversary of the Adoption Date, the Company may transfer any assets not sold or distributed (including any Contingency Reserve or other cash on hand) to a liquidating trust. In the event a liquidating trust is established, the Company would distribute to the then holders of its Common Stock beneficial interests in the liquidating trust in proportion to the number of shares of Common Stock owned by such holders. The sole purpose of the liquidating trust will be to liquidate any remaining assets of the Company on terms satisfactory to the liquidating trustees and, after paying any remaining liabilities of the Company (including the redemption price to the Rights Holders), distribute the proceeds of the sale of assets formerly owned by the Company to the holders of the beneficial interests in the liquidating trust. The liquidating trust will be obligated to pay any expenses and liabilities of the Company which remain unsatisfied. If the Contingency Reserve transferred to the liquidating trust is exhausted, such expenses and liabilities will be satisfied out of the liquidating trust's other unsold assets, if any. Approval of the Liquidation Proposal at the Annual Meeting will constitute the approval by the Company's shareholders of the Board's establishment of such a liquidating trust, its appointment of one or more individuals or corporate persons to act as trustee or trustees and the terms of any liquidating trust agreement adopted by the Board. It is anticipated that the interests in the liquidating trust will not be freely transferable. Therefore, the recipients of the interests will not realize any value from the interests unless and until the trust distributes cash or other assets to them, which will be solely in the discretion of the trustees.

Effective Date of Dissolution

On the Effective Date of Dissolution, the following may occur: (i) the Company and the trustees, on behalf of the beneficial holders of the liquidating trust, may execute a Liquidating Trust Agreement; (ii) any property remaining in Printware will either be distributed in a liquidating distribution to Printware shareholders or will be transferred to the liquidating trust as the first transfer of property into the liquidating trust (and will be a deemed liquidating distribution to the Printware shareholders); (iii) Beneficial Interests in the liquidating trust will be distributed on a pro rata basis to the Printware shareholders as of the Effective Date of Dissolution; and (iv) all then-outstanding Printware shares will be canceled. In no event will the liquidating trust be established nor any property transferred into the liquidating trust prior to the Effective Date of Dissolution. In no event will any shares of Printware common stock be freely transferable on or after the Effective Date of Dissolution. Printware shareholders should not forward their stock certificates unless they receive instructions to do so. If surrender of stock certificates should be required, all distributions otherwise payable by Printware or the liquidating trust, if any, to shareholders who have not surrendered their stock certificates, may be held in trust for such shareholders, without interest, until the surrender of their certificates (subject to applicable laws relating to abandoned property). If a shareholder's certificate evidencing the common stock has been lost, stolen or destroyed, the shareholder may be required to furnish Printware with satisfactory evidence of the loss, theft or destruction thereof, together with a surety bond or other indemnity, as a condition to the receipt of any distribution.

Amendment or Abandonment of Liquidation Plan

Shareholders of the Company may amend or abandon the Liquidation Plan prior to the filing of Articles of Dissolution. To amend or abandon the Plan prior to the filing of the Articles of Dissolution, shareholders holding a majority of the voting power of the Company must approve a proposal amending or revoking the Plan at a properly convened meeting of shareholders. Under the Bylaws of the Company, a special meeting may be called for the purpose of considering a proposal to amend or abandon the Plan by the President, the Treasurer, two or more directors or a shareholder or shareholders holding 10% or more of the voting power of the Company. The written notice of the special meeting must state the purpose of the meeting. If abandonment of the Plan were properly approved by a majority of the voting power of the Company, the dissolution of the Company would cease and the Plan would be revoked. The Company would then continue its existence as a going concern. If the Plan were amended by proper approval of the majority of the voting power of the Company, the dissolution of the Company would continue pursuant to the amended plan of dissolution.

Impact of the Liquidation Plan on the Company's Status Under the 1934 Act

The Company will seek to deregister as a reporting company under the 1934 Act. Upon the effectiveness of the deregistration, the Company will no longer be subject to the provisions of the 1934 Act. If the Liquidation Proposal is approved, the Company's only activity will be the liquidation and distributions contemplated by the Liquidation Plan. The Company's deregistration under the 1934 Act will have no direct effect on the Company's Articles of Incorporation or Bylaws, nor will it affect the status of the Company under the MBCA; however, certain other transactions included in the Liquidation Proposal (including the dissolution of the Company under the MBCA) will have such effect.

Federal Income Tax Consequences

The following is a general summary of the material United States federal income tax consequences to the shareholders that are anticipated to result from the liquidation and distribution of the Company's assets. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), United States Treasury regulations, administrative pronouncements, and judicial decisions currently in effect, any of which may be changed, possibly on a retroactive basis, so as to result in federal income tax consequences different from those discussed below. This summary is limited in scope and does not address all aspects of United States federal income taxation that may be applicable to shareholders in light of their particular circumstances and does not address special classes of shareholders subject to special treatment. This summary does not address the effect of any state, local or foreign tax laws that may apply or the application of the federal estate or gift tax or the alternative minimum tax. Company's assets may impose unanticipated tax consequences on shareholders and affect shareholders differently, depending on their particular tax situations. Shareholders are strongly encouraged to consult their own tax advisers regarding the application of current United States federal income tax law to their particular situation and with respect to state, local and other tax consequences of the Plan.

All amounts received by shareholders upon liquidation will be treated for federal income tax purposes as full payment in exchange for the shareholder's shares and will thus be treated as a taxable sale. Liquidating distributions to shareholders will first be applied against the total adjusted basis of each block of shares and gain will be recognized only after an amount equal to the shareholder's adjusted basis in such block of shares has been fully recovered. For the purposes of this discussion, a "block of shares" means the number of shares of Company stock purchased by a shareholder at any one time in a given transaction. Where a shareholder of the Company owns more than one block of shares and if such shareholder were to receive a series of distributions in complete liquidation of the Company, each distribution would be allocated ratably among the several blocks of shares owned by that shareholder in the proportion that the number of shares in the particular block bears to the total number of shares held by that shareholders. Gain or loss must be computed separately with respect to each block of shares, and gain will be recognized with respect to a block of shares only after the adjusted basis of that block has been recovered. Once the adjusted basis of a specific block of shares has been recovered, any subsequent distributions allocable to that block would be recognized as gain in their entirety. Any losses resulting from the liquidation would be recognized only after the Company has made its final liquidation distribution.

The shareholder's gain or loss will generally be a capital gain or capital loss if such shares are held as capital assets. If shares that are held as a capital asset have been held for more than one year, then any gain or loss will generally constitute a long-term capital gain or long-term capital loss, as the case may be, taxable to individual shareholders at a maximum rate of 20%. If the shareholder will have held the shares for not more than one year, any gain or loss will be a short-term capital gain or loss and will be taxed at ordinary income tax rates. The use of capital losses is subject to limitations.

Corporate shareholders should note that there is no preferential federal income tax rate applicable to capital gains for corporations under the Code. Accordingly, all income recognized by a corporate shareholder pursuant to the liquidation of the Company, regardless of its character as capital gains or ordinary income, will be subject to tax at the same federal income tax rate.

Under certain provisions of the Code, some shareholders may be subject to a 30% withholding tax ("backup withholding") on the liquidating distributions. The backup withholding tax is not an additional tax and may be credited against a taxpayer's federal income tax liability. Generally, shareholders subject to backup withholding will be those who fail to supply an accurate taxpayer identification number or otherwise fail to comply with applicable United States information reporting or certification requirements. Certain shareholders (including, among others, corporations) are not subject to backup withholding. Shareholders should consult their tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining such an exemption.

The foregoing is based on current law (which is subject to change) and is provided for general information only. Because the tax consequences to the shareholders of the liquidation of the Company may vary depending upon the particular circumstances of each shareholder and other factors, shareholders are urged to consul with their tax advisers to determine the particular tax consequences to them of the liquidation and the application and effect of state, local, and foreign income and other tax laws.

Absence of Dissenters' Rights

Under the Minnesota Business Corporations Act, the shareholders of Printware are not entitled to dissenters' or appraisal rights for their shares of common stock in connection with the transactions contemplated by the Liquidation Plan.

Regulatory Approvals

No United States federal or state regulatory requirements must be complied with or approvals obtained in connection with the dissolution.

PROPOSAL NUMBER TWO:
ELECTION OF DIRECTORS

The Board of Directors has set the number of directors to be elected for the upcoming year at six and recommends the election of Messrs. Bolger, Eisenschenk, Goldberg, Kohler, Pihl and Redleaf (the "Nominees") to hold office until the earliest of (i) the dissolution of Printware, (ii) the next Annual Meeting of Shareholders or (iii) until their successors are elected and qualified. Each Nominee other than Mr. Eisenschenk is presently a director of the Company.

Unless instructed not to vote for the election of directors, the proxies will vote to elect the Nominees. If any of the Nominees is not a candidate for election at the meeting, which is not presently anticipated, the proxy holders may vote for such other person or persons as they so choose. The term of office of each existing director extends until the next annual meeting or until their successors are duly elected and qualified.

The following information is given as of December 31, 2001 and has been furnished to the Company by each of the Nominees listed below.

Name	Age	Principal Occupation	Director Since

Charles Bolger+	48

Charles Bolger has served in various capacities at Bolger Publications, Inc., a Minneapolis-based commercial printing company, since 1978 and as Chief Executive Officer since 1992. Bolger Publications, Inc. utilizes various state-of-the-art technologies in its printing operations, including computer-to-plate technology. Mr. Bolger has more than 20 years experience in the printing industry. He served on the Board of Directors of Printing Industry of Minnesota, a trade association, from 1980 to 1988. Mr. Bolger has also been a director of the Raptor Center at the University of Minnesota since 1998, and a director and Treasurer of the American Indian OIC (Opportunities and Industrialization Centers) since 1992. Mr. Bolger has an M.B.A. degree from the University of Michigan and a B.A. degree in economics from Colby College.

			2000
Mark Eisenschenk	44

Mark Eisenschenk has been the Chief Financial Officer, Treasurer and Secretary of Printware since January 2001. He is also a managing partner of Goldmark Advisors, LLC, a business development company providing managerial and financially related services to businesses, which he cofounded in 1999. Mr. Eisenschenk was Executive Vice President and Chief Financial Officer of Verdant Brands, Inc., a developer, manufacturer and supplier of pest control products, from 1993 to 1999. He was Vice President of Finance and Chief Financial Officer of ECM Publishers, Inc., a privately held printer and publisher, from 1991 to 1994. Mr. Eisenschenk was Director of Treasury, Taxation and Accounting at Sinclair and Valentine, LP, a multinational manufacturer and marketer of printing inks, from 1986 to 1991. Mr. Eisenschenk is also a certified public accountant.

			N/A
Stanley Goldberg	55

Stanley Goldberg has been President and Chief Executive Officer of Printware, Inc. since January 2001. He is also a managing partner of Goldmark Advisors, LLC, a business development company providing managerial and financially related services to businesses, which he cofounded in 1999. He was Chief Executive Officer and Chairman of the Board of Directors of Verdant Brands, Inc., a developer, manufacturer and supplier of pest control products, from 1992 to 1999. Prior to that he was Vice President and General Manager of Thomson Consumer Electronics, Worldwide Audio Division, a defense and electronics company, from 1988 until 1992. Prior to 1988, he held various positions in the Consumer Products Sector of General Electric Company, most recently as Manager of Product Development. Mr. Goldberg has a B.S. degree from West Virginia University.

			2000
Gary S. Kohler+*	44

Gary S. Kohler has been a portfolio manager of Pyramid Trading Limited partnership, a money management company, since 1999. Mr. Kohler is also a founder of ChoiceTel Communications, Inc. and has served as the Chairman of the Board of Directors since its inception in 1989. He was a managing director of Second Avenue Capital Management, a money management company, from December 1998 to October 1999, and was President of Kohler Capital Management from October 1997 through November 1998. Mr. Kohler was a partner in Tarmachan Holdings, Inc. from July to October 1997, and was Vice President and Portfolio Manager at Okabena Company from 1984 through June 1997. Mr. Kohler serves on the Boards of Directors of a number of private companies, including Emerald First Financial and Health EZ, Inc. Mr. Kohler has an M.B.A. degree from Cornell University and a B.A. degree from the University of Minnesota.

			2000

Douglas M. Pihl+	61

Douglas M. Pihl has over 30 years of computer industry experience with extensive responsibility in design, product planning and management. He has been the President and Chief Executive Officer of MathStar, Inc., a digital signal processing company, since November 1999. Mr. Pihl has been Chairman of the Board of Directors of Vital Images, Inc., a medical imaging company, since 1997, and served as its Chief Executive Officer, from February 1998 to December 1999. He was President, Chief Executive Officer of NetStar, Inc., a manufacturer of advanced computer network products, from 1992 to 1996. Mr. Pihl was a founder of Apertus Technologies, Inc. (formerly Lee Data Corporation), and held various positions with that company from 1979 to 1990, most recently as Senior Vice President, Development. Mr. Pihl also serves on the Board of Directors of Astrocom Corporation.

			2000
Andrew J. Redleaf*	43

Andrew J. Redleaf is a founder and the Chief Executive Officer of Whitebox Advisors, LLC, a money management company, since 1999. Prior to that Mr. Redleaf was a co-founder and partner in Arbitrade Holdings LLC, a money management and securities trading firm, from 1997 to 1999. Mr. Redleaf was the Director of Portfolio Management at Tarmachan Capital Management, a predecessor to Arbitrade Holdings, from 1994 until 1997. For approximately ten years prior to joining Tarmachan, Mr. Redleaf was self-employed as a securities trader. Mr. Redleaf has B.A. and M.A. degrees in mathematics from Yale University.

			2000

+Member of Audit Committee
*Member of Compensation Committee

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NOMINEE.

Meetings of the Board of Directors and Certain Committees

The Board of Directors met seven times during 2001. All Directors attended more than 75% of the aggregate of all meetings of the Board of Directors and meetings of the committees on which they served. The Board of Directors and its committees also acted on various administrative matters by written consent in lieu of meetings during 2001.

The Board of Directors of the Company has standing audit and compensation committees which have a current membership as indicated in the foregoing section. In 2001, the Board of Directors established two new committees, an investment committee, comprised of Messrs. Goldberg, Pihl and Bolger, which is responsible for establishing investment policy and overseeing investment activities, and a business development committee, comprised of Messrs. Kohler, Lucas and Goldberg, which is responsible for reviewing and evaluating internal and external business development alternatives. The investment committee held three meetings in 2001. The business development committee held one meeting in 2001.

The Audit Committee makes recommendations as to the selection of auditors and their compensation, and reviews with the auditors the scope of the annual audit, matters of internal control and procedure and the adequacy thereof, the audit results and reports and other general matters relating to the Company's accounts, records, controls and financial reporting. During 2001, the Audit Committee held one meeting, and its Chair, Mr. Kohler, held three other meetings with the Company's auditors prior to the filing Printware's quarterly reports on Forms 10-QSB.

The Compensation Committee reviews and recommends to the Board of Directors the compensation guidelines for executive officers and other key personnel and the composition and levels of participation in incentive compensation, fringe benefits and retirement benefits for all employees. In addition, the committee oversees administration of the Company's 1996 Stock Plan. During 2001, the Compensation Committee did not hold any meetings Rather, members of the Committee presented their recommendations to the full Board of Directors for action.

Compensation of Directors

Directors who are also employees of the Company receive no compensation for service on the Company's Board of Directors.

Non-employee Directors receive Printware stock options under the Company's 1996 Stock Plan, as amended (the "Stock Plan"). Under the Stock Plan, each newly elected non-employee Director receives an automatic one-time grant of a nonqualified option to purchase 5,000 shares of Printware Common Stock as of the date of his or her initial election as a Director. These options have an exercise price equal to the fair market value of the underlying Common Stock on the date of grant, are fully exercisable upon the date of grant, and expire on the fifth anniversary of such grant. Each non-employee Director is also entitled to receive an automatic grant of a nonqualified option to purchase 5,000 shares of Common Stock under the Plan at the fair market price on the date of each Annual Meeting of the Shareholders of the Company, provided that each such Director continues to serve as a Director immediately following the Annual Meeting. Under the Plan, additional stock options may be granted to non-employee Directors at the Board's discretion.

Each incumbent Director received a grant of 5,000 Printware stock options when they were initially elected to the Company's Board of Directors effective June 16, 2000. The exercise price of such options was $2.80 per share. Mr. Goldberg was a non-employee Director when he was elected to the Board of Directors and was granted 5,000 stock options at that time at an exercise price of $2.80 per share. In addition, each incumbent director other than Mr. Goldberg received another grant of 5,000 Printware stock options when they were reelected to the Company's Board of Directors effective June 15, 2001. The exercise price of such options was $2.32 per share

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of two non-employee Directors, none of whom is or has been an officer of the Company. The Company has no compensation committee interlocks--that is, no officer of the Company serves as a Director or a compensation committee member of a company that has an officer or former officer serving on the Company's Board of Directors or the Compensation Committee.

EXECUTIVE OFFICERS

The Company has the following executive officers, and they have held such positions as employees of the Company from January 2001 through November 2001 and as non-employee consultants since December 2001:

Name Age Position

Stanley Goldberg 55 Chief Executive Officer and President

Mark G. Eisenschenk 44 Chief Financial Officer, Treasurer and Secretary

Stanley Goldberg. See the biographical information on Mr. Goldberg under Election of Directors.

Mark G. Eisenschenk. See the biographical information on Mr. Eisenschenk under Election of Directors.

EXECUTIVE COMPENSATION

The following table sets forth the compensation awarded to or earned by the Company's Chief Executive Officer and each of the Company's employees who earned in excess of $100,000 for the year ended December 31, 2001 (collectively, the "Named Executives").

Summary Compensation Table
		Annual Compensation			Long-Term Compensation
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation	No. of Securities Underlying Options (#)	All Other Compensa- tion ($)(3)

Daniel A. Baker (1), President and Chief Executive Officer	2001 2000 1999	$ 4,310 143,000 138,930	$0 0 0	$0 0 0	0 0 0	$ 357,500 1,073 982
Stanley Goldberg (1), President and Chief Executive Officer	2001	$ 130,009	$0	$0	70,000	$ 156,302
Mark G. Eisenschenk CFO, Secretary and Treasurer	2001	$ 101,610	$0	$0	70,000	$ 143,802
Timothy S. Murphy (2), Vice President - Sales and Marketing	2001 2000 1999	$96,779 109,141 107,630	$47,500 0 0	$0 0 0	12,000 54,000 14,000	$ 529 800 759 ___

_____________________
(1) Mr. Baker served as the Company's Chief Executive Officer until January 11, 2001, at which time Stanley Goldberg became the Company's Chief Executive Officer.

(2) Mr. Murphy's salary included sales commissions of $3,412 in 2001, $34,141 in 2000 and $32,630 in 1999. He earned total bonuses of $47,500 in 2001, of which $10,000 was paid in 2001 and $37,500 was paid in 2002. Mr. Murphy's employment with the Company terminated in December 2001.

(3) Consists of matching contributions made under the Company's 401(k) Plan, plus (i) for Mr. Baker, a severance payment of $357,500 paid as a result of his termination of employment on January 11, 2001 and (ii) for Messrs. Goldberg and Eisenschenk, amounts paid to them under terms of their previous employment agreements as well as payments made to Goldmark Advisors, LLC ("Goldmark") for the services indirectly provided by Messrs. Goldberg and Eisenschenk. Under their employment agreements, Messrs. Goldberg and Eisenschenk were each entitled to a payment of 2% of the value of the Asset Sale approved at a Special Meeting of Shareholders on November 14, 2001. Upon closing of the Asset Sale, each was paid $55,740 accordingly. Additionally, pursuant to such agreements, Mr. Goldberg and Mr. Eisenschenk were provided six-month severance packages of $75,000 and $62,500, respectively, upon the closing of the Asset Sale. Furthermore, Goldmark, a business development firm in which Messrs. Goldberg and Eisenschenk are managing partners, was paid $51,124 in 2001 for services rendered to the Company. Such payment to Goldmark was allocated 50% (i.e. $25,562) to Mr. Goldberg and 50% (i.e. $25,562) to Mr. Eisenschenk and is reflected in "All Other Compensation."

Stock Option Plans

In 1996, the shareholders of the Company approved, and in 1998 approved an amendment to, a stock option plan (the 1996 Stock Plan) which provides for the granting of options and restricted stock to certain officers, employees, directors and consultants of the Company to purchase up to 1,000,000 shares of Common Stock. The 1996 Stock Plan also provides for an automatic grant of an option for 5,000 shares of the Company's Common Stock, exercisable for a period of five years, to each non-employee director, upon the election and reelection as a member of the Board of Directors. Such options are issued with an exercise price equal to the fair market value of the Common Stock on the date the option is granted.

The following table sets forth certain information concerning grants of stock options made during the year ended December 31, 2001 to each of the Named Executives:

OPTION GRANTS IN LAST FISCAL YEAR Option Grants In Fiscal 2001
	Number of Securities Underlying Options	Percent of Total Options Granted to Employees in Fiscal	Exercise or Base Price	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term ($)
Name	Granted (#)(1)	Year (2)	Per Share ($)	Date	5% (3)	10% (3)
Daniel A. Baker	0	0%	N/A	N/A	N/A	N/A
Stanley Goldberg	70,000	43.4%	$2.375	1/11/11	$104,554	$264,960
Mark G. Eisenschenk	70,000	43.4%	$2.68	1/30/11	$117,981	$298,986
Timothy S. Murphy	12,000	7.4%	$2.375	1/11/11	$98,579	$249,819

_______________________

(1) The options were incentive stock options granted at fair market value on the dates of grants and all of these became fully vested in 2001.

(2) Excludes options granted on June 15, 2001 to each non-employee Director in the amount of 5,000 shares exercisable at $2.32 per share.

(3) Represents the potential net realizable value of each grant of options assuming that the market price of the underlying Common Stock appreciates in value from its fair market value on the date of grant to the end of the option term at the specified annual rates. The stock price appreciation at 5% and 10% per year is shown for illustrative purposes only and does not reflect the Company's estimate of future stock price.

The following table sets forth certain information concerning stock options held as of December 31, 2001 by each of the Named Executives:

Aggregated Option Exercises In Last Fiscal Year And Year-End Option Values
	Shares Acquired	Value	Number of Securities Underlying Unexercised Options at Fiscal Year End (#)		Value of Unexercised In-the-Money Options at Fiscal Year End($)(1)
Name	On Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Daniel A. Baker	---	---	---	---	---	---
Stanley Goldberg	---	---	75,000	--	$6,650	--
Mark G. Eisenschenk	---	---	70,000	--	--	--
Timothy S. Murphy	---	---	59,582	42,668	$1,140	--

_______________________
(1) Value is based on last sales price per share ($2.47) of the Company's Common Stock on December 31, 2001 less the exercise price.

CERTAIN TRANSACTIONS

Agreements and Transactions with Named Executives and their Affiliates

The Company had entered into a Change in Control Agreement with Daniel A. Baker, its President and Chief Executive Officer at the time, which provided that in the event of a change in control of the Company (as defined in the agreement) followed by his termination within one year of the change in control, the Company would be obligated to pay certain severance amounts and other benefits to such terminated officer. Mr. Baker's employment was terminated on January 11, 2001. In accordance with terms of his Change of Control Agreement, the Company paid Mr. Baker severance of $357,500.

The Company employed Messrs. Goldberg and Eisenschenk in January 2001. On January 11, 2001, the Company and Stanley Goldberg entered into an Employment Agreement under which Mr. Goldberg agreed to serve as the President and Chief Executive Officer of Printware. The agreement provided for annual base compensation of $150,000 and provided that Mr. Goldberg would be entitled to severance pay in the event his employment with the Company were terminated under certain circumstances. Such severance pay could range from $12,500 to $75,000, depending upon the circumstances. The agreement further provided that, under certain limited circumstances, if a third party acquires all or substantially all of the Company's assets or stock, Mr. Goldberg would receive remuneration ranging from 1% to 2% of the transaction proceeds. On January 11, 2001, Mr. Goldberg was also granted 70,000 Printware incentive stock options, exercisable at $2.375 per share vesting at the rate of 15,000 immediately and 5,000 each month thereafter. Upon the Asset Sale on December 6, 2001, Mr. Goldberg was paid $75,000 in severance pay and $55,740 in remuneration related to the Asset Sale.

On January 30, 2001, the Company and Mark Eisenschenk entered into an Employment Agreement under which Mr. Eisenschenk agreed to serve as the Chief Financial Officer of Printware. The agreement provided for annual base compensation payable to Mr. Eisenschenk of $125,000. The agreement also provided that Mr. Eisenschenk would be entitled to severance pay in the event his employment with the Company were terminated under certain circumstances. Such severance pay could range from $10,417 to $67,500, depending upon the circumstances. The agreement further provided that, under certain limited circumstances, if applicable, if a third party acquired all or substantially all of the Company's assets or stock, Mr. Eisenschenk would receive remuneration ranging from 1% to 2% of the transaction proceeds. On January 30, 2001, Mr. Eisenschenk was also granted 70,000 Printware incentive stock options, exercisable at $2.68 per share vesting at the rate of 15,000 immediately and 5,000 each month thereafter. Upon the Asset Sale on December 6, 2001, Mr. Eisenschenk was paid $62,500 in severance pay and $55,740 in remuneration related to the Asset Sale.

Effective June 16, 2000, Printware's shareholders elected the current Board of Directors, replacing all directors who previously served on the Company's Board. To assist the current Board of Directors in performing various strategic and operational assessments of the Company, on July 27, 2000 the Board of Directors engaged the services of Goldmark Advisors LLC ("Goldmark"), a Minneapolis, MN based business consulting firm. At that time, Stanley Goldberg, a Director of the Company, was a non-employee Director and held a financial interest in the Goldmark firm. Mark G. Eisenschenk, who was appointed Chief Financial Officer of the Company in January 2001, also held a financial interest in Goldmark. In 2000, the Company had retained Goldmark to review the Company's day-to-day operations, its management, the industry, competition and various key financial aspects of the Company. In January 2001, contemporaneous with the terminations of the Company's previous President and Chief Executive Officer and its Chief Financial Officer, Messrs. Goldberg and Eisenschenk were employed by the Company in the capacities of President and Chief Executive Officer and as Chief Financial Officer, respectively. In December 2001, the employment of Messrs. Goldberg and Eisenschenk ceased at the time of the Asset Sale. The Company then retained Goldmark to (i) manage the interim administrative activities of the Company during the winding up of its operations and (ii) appointed principals of the Goldmark firm, Messrs. Goldberg and Eisenschenk, to serve as non-employee officers of the Company in the positions of President and Chief Executive Officer and Chief Financial Officer, Secretary and Treasurer, respectively. The Company agreed to pay Goldmark a fee of $25,000 per month for these services through May 31, 2002 and $5,000 per month thereafter. The agreement expires on December 31, 2002 and is cancelable by either the Company or Goldmark after May 31, 2002 with 30-days prior written notice to the other party.

On March 2, 2001, the Company invested $2 million of its excess cash resources in the Whitebox Statistical Arbitrage Fund, an investment fund managed by Whitebox Advisors, LLC, of which Andrew Redleaf is Chief Executive Officer. The investment was redeemed in January 2002. The Company received $2,154,408 upon redemption, reflecting a $154,408 gain on the investment.

If the Liquidation Proposal is approved by the shareholders, the Company intends to redeem all outstanding rights to purchase the Company's Common Stock that are vested on the date the Company closes its stock transfer books. The redemption price shall be equal to the per share value of the aggregate amount of all liquidation distributions less the per share exercise price of each right. Depending upon the actual redemption price per share, the number of rights they hold and the relevant exercise prices of the underlying rights, the Company's officers and directors may receive distributions under the Liquidation Plan. Currently, the Company's officers and directors have rights to purchase the Company's Common Stock at prices ranging between $2.32 per share and $2.80 per share.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires executive officers, directors and persons who beneficially own more than ten percent (10%) of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (SEC). Executive officers, Directors and greater than ten percent (10%) beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Due to an administrative oversight, Messrs. Bolger, Goldberg, Kohler, Lucas, Pihl and Redleaf, filed reports relating to their option grants under the Company's 1996 Stock Plan after the due date for such filings. To our knowledge, based solely on a review of the copies of such forms furnished to the Company, executive officers, directors and persons beneficially owning more than 10% of the Company's Common Stock, all other Section 16(a) filing requirements applicable to such persons were properly complied with.

PROPOSAL NUMBER THREE:
RATIFICATION OF THE SELECTION OF INDEPENDENT ACCOUNTANTS

Ratification of Independent Accountants

The Board of Directors intends to appoint Deloitte & Touche, LLP (Deloitte & Touche) as the Company's independent accountants for the year ending December 31, 2002 and recommends that the shareholders ratify that appointment. Deloitte & Touche has served as the Company's independent accountants since 1991. Deloitte & Touche has no relationship with the Company other than that arising from its employment as independent accountants. Representatives of Deloitte & Touche will be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

Audit Fees

Deloitte & Touche billed Printware an aggregate of $34,200 for the annual audit of fiscal 2001 and for review of Printware's financial statements included in Printware's quarterly reports on Form 10-QSB for fiscal 2001. The above amount includes out-of-pocket expenses incurred by Deloitte & Touche in connection with providing such services.

Financial Information Systems Design and Implementation Fees

Deloitte & Touche did not render any professional services to Printware in fiscal year 2001 with respect to financial information systems design and implementation.

All Other Fees

Deloitte & Touche also billed Printware $4,250 for reviewing matters relating to accounting for its investments during the year, $3,825 for review of an income tax matter and $4,000 to review a draft of a lease contract. The Audit Committee has determined that the provision of these services by the auditors is compatible with maintaining their independence.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR
PROPOSAL NUMBER THREE.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee consists of three independent Directors and operates under a written charter, which was included in the Proxy Statement for last year's Annual Meeting of Shareholders. The Audit Committee oversees Printware's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. We reviewed with Deloitte & Touche, the Company's independent accountants responsible for expressing an opinion on the conformity of our audited financial statements with generally accepted accounting principles, their judgments as to the quality and acceptability of our accounting principles and any other matters that we are required to discuss under generally accepted auditing standards. We have reviewed and discussed the audited financial statements with management. In addition, we have discussed with Deloitte & Touche their independence from management and Printware, including matters set forth in the written disclosures received from them as required by Independence Standards Board Standard No. 1 and matters required to be discussed by Statement on Auditing Standards No. 61 pertaining to communications with Audit Committees.

We discussed with Deloitte & Touche the overall scope and plans of their audits. We met with Deloitte & Touche, with and without management present, to discuss results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting.

Relying on the reviews and discussions referred to above, we recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001, for filing with the SEC.

Respectfully submitted,

Gary S. Kohler
Charles Bolger
Douglas Pihl

PROPOSALS FOR THE NEXT ANNUAL MEETING

Any proposal by a shareholder to be presented at the next annual meeting must be received at the Company's principal executive offices, 1270 Eagan Industrial Road, St. Paul, Minnesota 55121, not later than November 10, 2002 in order for such proposal to be included in the Company's proxy materials relating to the year ending December 31, 2002. Also, if Printware receives notice of a shareholder proposal after January 2, 2003, such proposal will be considered untimely and the persons named in the proxies solicited by the Board of Directors of Printware for its 2003 Annual Meeting of Shareholders may exercise discretionary voting power with respect to such proposal.

Management of Printware knows of no matter other than the foregoing to be brought before the meeting. However, the enclosed proxy gives authority in the event any additional matters should be presented.

Printware's 2001 Annual Report to the Shareholders on Form 10-KSB for the year ending December 31, 2001 accompanies these materials and is incorporated herein by reference. The Company will provide without charge to any shareholder solicited hereby, upon written request of such shareholder, a copy of its 2001 Annual Report on Form 10-KSB filed with the Securities and Exchange Commission. Requests should be directed to Chief Financial Officer, Printware, Inc., 1270 Eagan Industrial Road, St. Paul, Minnesota 55121.

By Order of the Board of Directors,

Mark G. Eisenschenk
Secretary
Dated: March 9, 2002

Appendix A

PLAN OF COMPLETE AND VOLUNTARY
LIQUIDATION AND DISSOLUTION OF PRINTWARE, INC.

This Plan of Complete and Voluntary Liquidation and Dissolution (the "Liquidation Plan" or the "Plan") will effect the complete liquidation and dissolution of Printware, Inc., a Minnesota corporation (the "Company"), in accordance with the Minnesota Business Corporations Act (the "MBCA") as follows:

1. Approval of the Plan. The Board of Directors of the Company (the "Board") has adopted this Plan and, after due notice, has called a meeting (the "Meeting") of the holders of the Company's capital stock (the "Shareholders") to consider and vote on the Liquidation Plan in accordance with Section 302A.721 of the MBCA. If Shareholders holding a majority of the Company's outstanding voting power vote for the adoption of this Liquidation Plan at the Meeting, the Plan shall constitute the adopted Liquidation Plan of the Company as of the date of the Meeting (the "Adoption Date").

2. Cessation of Business Activities. After the Adoption Date, the Company shall not engage in any business activities, except to the extent necessary to preserve the value or dispose of its assets, provide for satisfaction of its obligations, adjust and wind up its business and affairs and distribute the proceeds from the disposition of its assets in accordance with this Plan. The Board then in office shall continue in office solely for that purpose. The Board shall cause to be filed at the appropriate times a Notice of Intent to Dissolve and Articles of Dissolution with the Minnesota Secretary of State. The Board shall dissolve the Company as soon as it deems feasible. The Board shall cause to be executed and filed with the Internal Revenue Service Treasury Department Form 966 ("Form 966") with a certified copy of the Liquidation Plan and any other required attachments no later than thirty (30) days following the Adoption Date. The Board shall also cause to be executed and timely filed with the appropriate federal or state agencies all other tax returns, certificates, documents, and information returns, including without limitation supplemental Forms 966, Treasury Department Forms 1099 Div., Forms 1099 and 1096, required to be filed by reason of the liquidation and dissolution of the Company. The Board shall cause to be timely disseminated to, as appropriate, all or any Shareholders all returns, certificates, documents, and information returns, including without limitation Forms 1099, required by federal or state agencies to be so disseminated by reason of the liquidation and dissolution of the Company.

3. Continuing Employees and Consultants. For the purpose of effecting the dissolution of the Company, the Company shall hire or retain, at the sole discretion of the Board, such employees and consultants as the Board deems necessary or desirable to supervise the dissolution, including the retention of Goldmark Advisors, LLC.

4. Liquidation Process. From and after the Adoption Date, the Company shall complete the following corporate actions:

(a) Liquidation of Assets. The Company shall determine whether and when to collect, sell, exchange, distribute or otherwise dispose of all its property and assets in one or more transactions upon such terms and conditions as the Board, in its absolute discretion, deems expedient and in the best interests of the Company and the Shareholders, without any further vote or action by the Shareholders. The Company shall collect all monies owned to it and convert, to the extent practicable, all other assets of the Company, if any, to cash. The Company's noncash assets and properties may be sold in bulk to one buyer or to a small number of buyers or on a piecemeal basis to numerous buyers. The Company will not be required to, but may, in its discretion, obtain appraisals or other third party opinions as to the value of its properties and assets in connection with the liquidation. In connection with such collection, sale, exchange, distribution and other disposition, the Company shall collect or make provision for the collection of all accounts receivable, debts and claims owing to the Company.

(b) Payment of Obligations. The Company shall give notice to known and unknown creditors by publication and mail and shall satisfy or, as determined by the Board, make reasonable provision for the satisfaction of, all legally enforceable claims and obligations of the Company, including the payment of expenses of the liquidation and dissolution provided for in this Plan, and all contingent, conditional or unmatured claims known to the Company and all claims which are known to the Company but for which the identity of the claimant is unknown.

(c) Distributions to Shareholders. The Company shall directly distribute pro rata to the Shareholders all available cash or other assets, including the cash proceeds of any sale, exchange or disposition, except such cash, property or assets that are (i) transferred by the Company for the shareholders' benefit to a liquidating trust, or (ii) retained by the Company as a Contingency Reserve (as defined below) for paying or making reasonable provision for the claims and obligations of the Company. Distributions to or for the benefit of the Shareholders may occur all at once or in a series of distributions and shall be in cash or assets, in such amounts, and at such time or times, as the Board in its absolute discretion may determine. If and to the extent deemed necessary, appropriate or desirable by the Board, the Company may establish and set aside a reasonable amount of cash and/or property (the "Contingency Reserve") to satisfy claims against the Company, including, without limitation, tax obligations, all expenses related to the sale of the Company's property and assets, all expenses related to the collection and defense of the Company's property and assets and the liquidation and dissolution provided for in this Liquidation Plan.

5. Cancellation of Stock. The distributions to the Shareholders pursuant to Sections 4, 7 and 8 hereof shall be in complete redemption and cancellation of all of the outstanding Common Stock of the Company. As a condition to receipt of any distribution, including but not limited to the final distribution, to the Shareholders, the Board, in its absolute discretion, may require the Shareholders to (i) surrender their certificates evidencing the Common Stock to the Company or its agents for recording of such distributions thereon or (ii) furnish the Company with evidence satisfactory to the Board of the loss, theft or destruction of their certificates evidencing the Common Stock, together with such surety bond or other security or indemnity as may be required by and satisfactory to the Board. The Company will finally close its stock transfer books and discontinue recording transfers of Common Stock on or immediately prior to the date on which the Company files its Certificate of Dissolution in the Office of the Secretary of State of the State of Minnesota as set forth in Sections 302A.721 of the MBCA, and thereafter certificates representing Common Stock will not be assignable or transferable on the books of the Company except by will, intestate succession, or operation of law.

6. Stock Rights. The Company shall redeem all outstanding rights to purchase the common stock of the Company that are vested as of the date the Company closes its stock transfer books (holders of such rights are referred to as "Rights Holders"). The redemption price per share shall be equal to (i) the per share amount of the liquidation distributions less (ii) the per share exercise price for the right and shall be paid in the same form as paid to the Company's Shareholders. To the extent the per share exercise price of a right is greater than the per share amount of the liquidation distributions, the redemption price shall be zero and the right shall be redeemed and cancelled. Rights to purchase the Company's Common Stock that have not become vested as of the date the Company closes its stock transfer books shall be cancelled.

7. Liquidating Trust. In furtherance of the liquidation and distribution of the Company's assets to the Shareholders, the Company may transfer to one or more liquidating trustees, for the benefit of the Shareholders, under a liquidating trust, all of the Company's assets as set forth in a liquidating trust agreement between the trustees and the Company. The Board is hereby authorized to appoint one or more individuals, corporations, partnerships or other persons, or any combination thereof, including, without limitation, any one or more officers, directors, employees, agents or representatives of the Company, to act as the initial trustees for the benefit of the Shareholders, to receive any assets of the Company, and to appoint subsequent trustees. Any trustees appointed as provided in the preceding sentence shall succeed to all right, title and interest of the Company of any kind and character with respect to such transferred assets and, to the extent of the assets so transferred and solely in their capacity as trustees, shall assume all of the liabilities and obligations of the Company, including, without limitation, any unsatisfied claims and unascertained or contingent liabilities. Further, any conveyance of assets to the trustees shall be deemed to be a distribution of property and assets by the Company to the Shareholders for the purposes of Section 4 of this Plan. Any such conveyance to the trustees shall be in trust for the Shareholders of the Company. The Company, subject to this Section, may enter into a liquidating trust agreement with the trustees, on such terms and conditions as the Board, in its absolute discretion, may deem necessary, appropriate or desirable. Adoption of this Plan by a majority of the outstanding Common Stock shall constitute the approval of the Shareholders of any such appointment, any such liquidating trust agreement, and any transfer of assets by the Company to the trust as their act and as a part hereto as if herein written.

8. Liquidation Period. The actions provided for in this Plan shall be commenced as soon as practicable after the Adoption Date, and the distribution(s) to the Shareholders shall be completed as soon as practicable in a manner consistent with the orderly liquidation and distribution of the Company's assets.

9. Certificate of Dissolution. After the Adoption Date, the officers of the Company shall, at such time as the Board, in its absolute discretion, deems necessary, appropriate or desirable, obtain any certificates required from the Minnesota tax authorities and, upon obtaining such certificates, the Company shall file Certificates of Dissolution pursuant to Sections 302A.721 et seq. of the MBCA with the Secretary of the State of the State of Minnesota and make such other filings and undertake such additional steps as are deemed necessary or convenient to achieve the dissolution of the Company.

10. Shareholder Consent to Sale of Assets. Adoption of this Plan by holders of a majority of the outstanding Common Stock shall constitute the approval of the Shareholders of the sale, exchange, distribution or other disposition in liquidation of all of the property and assets of the Company, whether such sale, exchange, distribution or other disposition occurs in one transaction or a series of transactions, and shall constitute ratification of all contracts for sale, exchange or other disposition which are conditioned on adoption of this Plan.

11. Expenses of Dissolution. In connection with and for the purposes of implementing and assuring completion of this Plan, the Company may, in the absolute discretion of the Board, pay any brokerage, agency, professional and other fees and expenses of persons rendering services to the Company in connection with the collection, sale, exchange or other disposition of the Company's property and assets and the implementation of this Plan.

12. Compensation. In connection with and for the purpose of implementing and assuring completion of this Plan, the Company may, in the absolute discretion of the Board, pay the Company's officers, directors, employees, agents and representatives, or any of them, compensation or additional compensation above their regular compensation, including pursuant to severance and retention agreements, in money or other property, in recognition of the extraordinary efforts they, or any of them, will be required to undertake, or actually undertake, in connection with the implementation of this Plan. Adoption of this Plan by a majority of the outstanding Common Stock shall constitute the approval of the Shareholders of the payment of any such compensation.

13. Indemnification. The Company shall continue to indemnify its officers, directors, employees, agents and representatives in accordance with its Articles of Incorporation, as amended, and Bylaws and any contractual arrangements, for the actions taken in connection with this Plan and the winding up of the affairs of the Company. The Board in their absolute discretion, are authorized to obtain and maintain insurance as may be necessary or appropriate to cover the Company's obligation hereunder.

14. Amendment or Termination of the Plan. Notwithstanding authorization or consent to this Plan and the transactions contemplated hereby by the Shareholders, the Board may modify, amend or terminate this Liquidation Plan and the transactions contemplated hereby without further action by the Shareholders provided such amendment, modification or termination is not prohibited by the MBCA.

15. Authorization. The Board of the Company is hereby authorized, without further action by the Shareholders, to do and perform or cause the officers of the Company, subject to approval of the Board, to do and perform, any and all acts, and to make, execute, deliver or adopt any and all agreements, resolutions, conveyances, certificates and other documents of every kind which are deemed necessary, appropriate or desirable, in the absolute discretion of the Board, to implement this Liquidation Plan and the transactions contemplated hereby, including without limitation, all filings or acts required by any state or federal law or regulation to wind up its affairs.

Adopted by the Board of Directors on February 13, 2002.

PROXY

Printware, Inc.
Proxy Solicited on Behalf of the Board of Directors
for Annual Meeting of Shareholders to Be Held on April 16, 2002

The undersigned hereby appoints Stanley G. Goldberg and Mark G. Eisenschenk, or either of them acting alone, as proxies with full power of substitution, to vote all shares of Common Stock of Printware, Inc. of record in the name of the undersigned at the close of business on March 4, 2002 at the Annual Meeting of Shareholders to be held on April 16, 2002 at 9:30 a.m., local time, or any adjournment or adjournments, hereby revoking all former proxies.
1. PROPOSAL TO APPROVE AND ADOPT THE PLAN OF COMPLETE AND VOLUNTARY LIQUIDATION AND DISSOLUTION OF PRINTWARE, INC.:

[ ] For
[ ] Against
[ ] Abstain

2. ELECTION OF DIRECTORS:

[ ] FOR all nominees listed below

(except as marked to the contrary below)
[ ] WITHHOLD AUTHORITY

(to vote for all nominees listed below)

Charles Bolger
Stanley Goldberg
Gary S. Kolher

Andrew J. Redleaf
Douglas M. Pihl
Mark G. Eisenschenk

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the FOR box and strike a line through the nominee's name in the list above.)

3.PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE, LLP AS INDEPENDENT PUBLIC AUDITORS:

[ ] For
[ ] Against
[ ] Abstain

  4.In their discretion, the proxies are authorized to vote upon any other matters coming before the Annual Meeting.
  The shares represented by this proxy will be voted on proposals (1), (2) and (3) in accordance with the specifications made and "FOR" such proposals if there is no specification.

Dated: ______________, 2002

___________________________________________
Signature

___________________________________________
Signature if held jointly

Please sign exactly as name(s) are shown at left. When signing as executor, administrator, trustee, or guardian, give full title as such; when shares have been issued in names of two or more persons, all should sign.